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EXHIBIT 21

RAYMOND JAMES FINANCIAL, INC.
LIST OF SUBSIDIARIES

The following listing includes all of the registrant's subsidiaries as of September 30, 2006, which are included in the consolidated financial statements:

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
3051862 Nova Scotia Company	Canada	RJ Canada, Inc.
3051863 Nova Scotia Company	Canada	3051862 Nova Scotia Company
656948 British Columbia Ltd.	Canada	RJ Canada, Inc.
6632840 Canada Ltd.	Canada	RJF
ASK-Raymond James Securities India Limited	India	Heritage International Limited
Awad & Assoc., Inc.	Florida	Awad Asset Management, Inc.
Awad Asset Management, Inc.	Florida	RJF
Ballast Point Venture Partners, LLC	Florida	RJF
Ballast Point Venture Partners, LP	Florida	RJ Ventures, LLC
EA Management I, LLC	Florida	EAGLE
Eagle Asset Management, Inc.	Florida	RJF
EB Management I, LLC	Florida	EAGLE
Gateway Institutional Fund Ltd.	Florida	RJTCF
Gateway Tax Credit Fund II, Ltd.	Florida	RJTCF
Gateway Tax Credit Fund III, Ltd.	Florida	RJTCF
Gateway Tax Credit Fund, Ltd.	Florida	RJTCF
Heritage Asset Management, Inc. (“HAM”)	Florida	RJF
Heritage Fund Distributors LLC	Florida	RJA
Heritage Fund Distributors, Inc.	Florida	HAM
Heritage International Limited	Mauritius	RJIH
Pine Creek Healthcare Capital, Inc.	Florida	RJF
Planning Corporation Of America	Florida	RJA
Raymond James & Associates, Inc.	Florida	RJF
Raymond James (USA) Ltd.	Canada	RJ LTD
Raymond James Argentina Sociedad De Bolsa, S.A.	Argentina	Raymond James South American Holdings, Inc. (“RJSAH”)
Raymond James Bank, FSB	Florida	RJF
Raymond James Capital Inc.	Delaware	RJF
Raymond James Credit Corporation	Delaware	RJF
Raymond James Development Tax Credit Fund, LLC	Delaware	RJTCF
Raymond James Euro Support Limited	Ireland	RJA
Raymond James European Holdings, Inc. (“RJEH”)	Florida	RJIH
Raymond James Financial International, Ltd. (U.K.)	U.K.	RJIH
Raymond James Financial Management Ltd.	Canada	RJ LTD
Raymond James Financial Planning Ltd.	Canada	RJ LTD
Raymond James Financial Services, Inc.	Florida	RJF
Raymond James Financial, Inc.	Florida	N/A
Raymond James Geneva S.A.	Switzerland	RJA
Raymond James Global Advisors Ltd.	British Virgin Islands	RJIH
Raymond James Global Securities, Limited	British Virgin Islands	RJIH

Entity Name	State/Country of Incorporation	Subsidiary or Joint Venture of
Raymond James Holdings (Canada), Inc. (“RJ HOLDINGS”)	Canada	RJF
Raymond James International Holdings, Inc.	Delaware	RJF
Raymond James Investment Services Limited	U.K.	RJF
Raymond James Latin Advisors Limited	British Virgin Islands	RJSAH
Raymond James Latin America S.A.	Uruguay	RJSAH
Raymond James Latin Fund Advisors SA	British Virgin Islands	RJSAH
Raymond James Ltd	Canada	RJ HOLDINGS
Raymond James North Carolina Tax Credit Fund, LLC	Delaware	RJTCF
Raymond James Partners, Inc.	Florida	RJF
Raymond James Patrimoine, S.A.	France	RJIH
Raymond James Securities - Turkey (Raymond James Yatýrým Menkul Kýymetler A.S.)	Turkey	RJEH
Raymond James South American Holdings, Inc.	Florida	RJIH
Raymond James Tax Credit Fund 32 - A, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund 32 - B, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XX, LP	Delaware	RJTCF
Raymond James Tax Credit Fund XXII, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XXV - A, LLC	Delaware	RJTCF
Raymond James Tax Credit Fund XXV - B, LLC	Delaware	RJTCF
Raymond James Tax Credit Funds, Inc.	Florida	RJF
Raymond James Trust Company	Florida	RJF
Raymond James Trust Company West	Washington	RJF
Residual Partners	Florida	RJF
RJ Canada LP	Alberta	3051862 Nova Scotia Company and 3051863 Nova Scotia Company
RJ Canada, Inc.	Florida	RJF
RJ Capital Services, Inc.	Delaware	RJF
RJ Communication, Inc.	Florida	RJF
RJ Delta Capital S.A.	Argentina	RJSAH
RJ Delta Fund Management S.A.	Argentina	RJSAH
RJ Equities, Inc.	Florida	RJF
RJ Government Securities, Inc.	Florida	RJF
RJ Holdings, Ltd.	Florida	Residual Partners
RJ Matador, LLC	Florida	RJ Specialist Corp.
RJ Mortgage Acceptance Corporation	Delaware	RJF
RJ Partners, Inc.	Florida	RJF
RJ Properties, Inc.	Florida	RJF
RJ Specialist Corporation	Florida	RJF
RJ Structured Finance, Inc.	Delaware	RJ Capital Services, Inc.
RJ Ventures LLC	Florida	RJF
RJC Partners LP	Florida	RJC Partners, Inc.
RJC Partners, Inc.	Florida	RJF
RJEIF I, L.P.	Delaware	RJEIF, Inc.
RJEIF II, L.P.	Delaware	RJEIF, Inc.
RJEIF, Inc.	Delaware	RJF
Value Partners, Inc.	Florida	RJTCF